Exhibit (14)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 14, 2012, relating to the financial statements and financial highlights of Fidelity Advisor Europe Capital Appreciation Fund and of our report dated December 18, 2012, relating to the financial statements and financial highlights of Fidelity Europe Capital Appreciation Fund, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series VIII and Fidelity Investment Trust for the year ended October 31, 2012, and to the references to us under the headings "Additional Information About The Funds," "Miscellaneous - Experts," "Exhibit 1- Form of Agreement and Plan of Reorganization of Fidelity Advisor Europe Capital Appreciation Fund, Representations and Warranties of the Acquired Fund" and "Exhibit 2- Form of Agreement and Plan of Reorganization of Fidelity Europe Capital Appreciation Fund, Representations and Warranties of the Acquired Fund" in the Proxy Statement and Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 30, 2013